                                                                    Exhibit 99.1


PRESS RELEASE
FOR IMMEDIATE RELEASE:
National Bancshares Corporation's 1Q Net Income Increased 3% Over Prior Year


ORRVILLE, Ohio, April 16 -- National Bancshares Corporation (OTC: NBOH), the holding company of First National Bank (www.fnborrville.com), declared a first quarter of 2004 cash dividend of $.15 per share. This dividend is to shareholders of record as of March 31, 2004, payable April 16, 2004. Financial results for the first quarter of 2004 were also released.

"The first quarter of 2004 finished on a positive note with net income increasing nearly 3% above the first quarter of 2003," said Charles J. Dolezal, President and Chairman. "Net interest margins have been difficult to increase in the current interest rate environment, as non-interest income sources, particularly security gains, have driven the increase in net income. Total assets have increased over $8.8 million, or 3%, above the end of the first quarter of the previous year. Net loans increased approximately $2.2 million, or 1.1%, and total deposits increased $6 million, or 2.5%, above the end of the first quarter of 2003. Deposit growth was primarily seen in savings and transaction accounts. With interest rates at a low not seen in decades, some maturing time deposits have moved into other products and the stock market, chasing higher returns."

National Bancshares Corporation, a one-bank holding company with assets of approximately $300 million, operates fourteen First National Bank offices in Orrville, Massillon, Wooster, Dalton, Kidron, Smithville, Apple Creek, Mt. Eaton, Lodi, and Seville.

FORWARD-LOOKING STATEMENTS -- This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are necessarily subject to many risks and uncertainties. A number of things could cause actual results to differ materially from those indicated by the forward-looking statements. These include factors such as changes in the competitive marketplace, changes in the interest rate environment, economic conditions, changes in the regulatory environment, changes in business conditions and inflation, risks associated with credit quality and other factors discussed in the Company's filings with the Security and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003. The company disclaims any obligation to publicly update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

NATIONAL BANCSHARES CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)

                                             March 31, 2004          March 31, 2003
ASSETS:
Cash and due from banks                       $   7,300,613          $   7,564,622
Interest bearing deposits with banks                999,411                997,516
Securities held to
 Maturity                                        16,585,747             17,034,318
Securities available for sale                    60,335,512             49,022,193
Federal bank stock                                2,791,850              2,711,650
Federal funds sold                                2,940,000              7,000,000
Total loans (excluding unearned
 income)                                        195,480,441            193,241,021
Less: allowance for
 loan losses                                      1,688,564              1,631,646
                                              ------------------------------------
Loans, net                                      193,791,877            191,609,375
Accrued interest receivable                       1,716,331              1,673,443
Premises and equipment                            4,635,102              4,760,936
Other assets                                      8,859,771              8,750,519
                                              ------------------------------------
TOTAL                                         $ 299,956,214          $ 291,124,572
                                              ====================================
LIABILITIES:
Deposits:
 Demand                                       $  35,478,385          $  33,277,304
 Savings and N.O.W.s                            125,967,052            118,554,057
 Time                                            79,046,778             82,685,758
                                              ------------------------------------
Total deposits                                  240,492,215            234,517,119
Securities sold under repurchase
 agreements                                       2,758,650              2,243,871
Federal reserve note account                        235,349                214,514
Federal Home Loan Bank advances                  17,000,000             17,137,162
Accrued interest payable                            471,352                501,647
Other liabilities                                 3,454,453              2,903,870
                                              ------------------------------------
   Total liabilities                            264,412,019            257,518,183
                                              ------------------------------------
SHAREHOLDERS' EQUITY Common Stock,
  without par value:
  6,000,000 shares authorized
  and 2,289,528 shares issued                    11,447,640             11,447,640
 Additional paid-in-capital                       4,689,800              4,689,800
 Retained earnings                               18,344,724             16,996,169
 Accumulated other comprehensive
  income                                          2,251,524              1,662,273
 Less: Treasury shares                           (1,189,493)            (1,189,493)
                                              ------------------------------------
   Total shareholders' equity                    35,544,195             33,606,389
                                              ------------------------------------
TOTAL                                         $ 299,956,214          $ 291,124,572
                                              ====================================

NATIONAL BANCSHARES CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
For Three Months Ended March 31, 2004 and March 31, 2003

                                              March 31, 2004     March 31, 2003
INTEREST & DIVIDEND INCOME:
 Loans, including fees                          $2,681,508         $2,952,638
 Federal funds sold                                  2,538             14,185
 Interest and dividends on investments:
  US government obligations                        350,203            301,422
  Obligations of states and
   political subdivisions                          221,293            250,317
  Other securities                                 521,024            456,009
                                                -----------------------------
    Total interest and dividend income           3,776,566          3,974,571
INTEREST EXPENSE:
 Deposits                                          578,246            830,178
 Short-term borrowings                               2,764              1,796
 Federal Home Loan Bank advances                   190,014            150,452
                                                -----------------------------
    Total interest expense                         771,024            982,426
                                                -----------------------------
    Net interest income                          3,005,542          2,992,145
PROVISION FOR LOAN LOSSES                           47,500             35,000
                                                -----------------------------
NET INTEREST INCOME AFTER PROVISION
 FOR LOAN LOSSES                                 2,958,042          2,957,145
                                                -----------------------------
NONINTEREST INCOME                                 630,102            318,767
NONINTEREST EXPENSE:
 Salaries and employee benefits                  1,355,280          1,206,426
 Net occupancy expense                             170,027            174,889
 Other expenses                                    931,525            820,647
                                                -----------------------------
    Total noninterest expense                    2,456,832          2,201,962
                                                -----------------------------
INCOME BEFORE INCOME TAXES                       1,131,312          1,073,950
INCOME TAXES                                       301,314            267,304
                                                -----------------------------
NET INCOME                                      $  829,998         $  806,646
                                                =============================
NET INCOME PER COMMON SHARE                     $     0.37         $     0.36
                                                =============================


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